Exhibit 99.1

Hertz Announces Proposed Amendments to Term Loan Facility and ABL Facility

PARK RIDGE, NJ — (MARKET WIRE) — January 30, 2007 — Hertz Global Holdings, Inc. (“Hertz”) (NYSE: HTZ), the operator of the world’s largest general use car rental brand, and one of the largest equipment rental businesses in North America, announced today that its indirect wholly owned subsidiary, The Hertz Corporation, is seeking to amend its term loan facility (the “Term Loan Facility”) and asset based revolving credit facility (the “ABL Facility”).

The proposed amendments would have the effect of lowering the pricing on the Term Loan Facility by 25 basis points from the pricing currently in effect and the ABL Facility by 25 basis points, which should result in corresponding decreases in The Hertz Corporation’s interest expense.  In addition to lowering the pricing, among other things, The Hertz Corporation is seeking to increase availability under the ABL Facility from $1.6 billion to $1.8 billion and currently intends to prepay a portion of the borrowings under the Term Loan Facility, resulting in a reduction of the outstanding borrowings under the Term Loan Facility from approximately $1.98 billion to approximately $1.4 billion.  The proposed amendments require the consent of the lenders under each of the Term Loan Facility and the ABL Facility.  There can be no assurance that The Hertz Corporation will receive the required consents or be able to amend the Term Loan Facility or the ABL Facility.

ABOUT HERTZ

Hertz, the world’s largest general use car rental brand, operates from approximately 7,600 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the U.S. and at 69 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Australia and New Zealand.  In addition, the Company has licensee locations in cities and airports in Africa, Asia, and the Middle East.  Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through the company’s Prestige, Fun and Green Collections, set Hertz apart from the competition. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers through more than 360 branches in the United States, Canada, France and Spain.

To make car rental reservations or for more information, customers can call their travel agent, or call Hertz toll-free at 1-800-654-3131. Information and reservations are also available on the web at www.hertz.com. For information on Hertz Equipment Rental, visit the company on the web at www.hertzequip.com.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning The Hertz Corporation’s proposed amendments to the Term Loan Facility and the

ABL Facility and the reductions in interest expense associated therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should” or similar expressions. These statements are based on certain assumptions that Hertz has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect Hertz’s actual results and its ability to implement the proposed amendments to the Term Loan Facility and the ABL Facility successfully, and could cause Hertz’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: Hertz’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; Hertz’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to Hertz or persons acting on Hertz’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Hertz cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in Hertz’s prospectus, dated November 15, 2006, relating to the initial public offering of its common stock, as filed with the United States Securities and Exchange Commission, or the “SEC,” could affect Hertz’s future results and the outcome of its implementation of the amendments to The Hertz Corporation’s Term Loan Facility and ABL Facility, and could cause those results or other outcomes to differ materially from those expressed or implied in Hertz’s forward-looking statements.